EXHIBIT 7

AGREEMENT

     THIS AGREEMENT is entered as of the 20th day of May, 2005, by and between XRG, Inc., a Delaware corporation (“Borrower”) and KENNETH A. STEEL, JR. or registered assigns (“Lender”).

W I T N E S S E T H:

     WHEREAS, the Lender is the holder of a certain Promissory Note of Borrower, originally dated January 5, 2005 in the face amount of Five Hundred Thousand Dollars ($500,000.00) (“Original Note”); and

     WHEREAS, said Original Note provides that the entire outstanding principal balance of the indebtedness evidenced thereby shall be originally due and payable on or before February 5, 2005; and

     WHEREAS, Borrower has previously requested and Lender agreed that the time of payment for the principal indebtedness and unpaid accrued interest under the Original Note be extended until March 31, 2005; and

     WHEREAS, Lender and Borrower have agreed to amend and restate the terms and conditions of the Original Note in accordance with the form of Restated Promissory Note attached as Exhibit “A” hereto, the terms of which are incorporated herein by reference which shall replace and supersede in its entirety the previous Note (the “Restated Note”).

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00) paid by Borrower and other good and valuable consideration, receipt of which is acknowledged by Lender, the parties agree as follows:

     1. Recitals. The above recitals are true and correct and are incorporated herein by reference. Subject to the provisions of this Agreement, the Original Note is amended and restated as set forth in and replaced by the Restated Note.

     2. Forbearance Payment. As consideration for Lender entering into this Agreement, Borrower agrees to pay Lender Seventy-Two Thousand Nine Hundred Dollars ($72,900) from the proceeds of a working capital note provided by BARRON PARTNERS, LP (“Barron”) in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000). If Borrower does not make this payment on or before May 20, 2005, the Original Note will be reinstated.

     3. Priority to Barron Partners, LP. Borrower further understands that Lender’s accommodations and forbearance as set forth herein and in the Restated Note are expressly conditioned upon Borrower obtaining a subordination agreement from Barron, in form and substance satisfactory to Lender, pursuant to which Barron fully subordinates the payment of all principal and accrued interest on all promissory notes of Borrower to Barron to the prior payment in full of all principal and accrued interest on the Restated Note and, if reinstated, the Original Note. If Borrower does not provide such subordination agreement to lender on or before May 20, 2005, the Original Note will be reinstated.

     4. Warrants. Lender agrees, on the condition that Borrower makes the payment described in Section 2 and the Original Note is not reinstated, that Lender’s rights to any warrants or common stock as set forth in the Original Note are terminated and of no further force and effect. In lieu thereof, Lender shall be issued a Common Stock Purchase Warrant, in the form of Exhibit B hereto (the “Warrant”), which entitles the Lender to acquire up to 1,000,000 shares of the Borrower’s common stock at an exercise price of $2.00 per share, subject to adjustment as set forth in said Warrant. .

     5. Rights Granted to Affiliates of Lender. As additional consideration for Lender entering into this Agreement, the Borrower agrees that the entities and individuals identified in the following table shall be entitled to the same privileges and rights, including but not limited to registration rights, liquidated damages provisions for failure to register, favored nations provisions, and anti-dilution rights, as are provided to other investors of XRG. :

Table of Steel Affiliates

				Current Warrant
Name	# of Shares	Cost Basis	# of Warrants	Exercise Price
Vestal Venture Capital	287,500	$2.00	71,875	$2.00
K.A. Steel Chemicals, PC	75,000	$2.00	37,500	$2.00
Robert F. Steel	50,000	$2.00	25,000	$2.00
Kenneth A. Steel	50,000	$2.00	25,000	$2.00

     6. Miscellaneous. Borrower acknowledges that the Restated Note is in full force and effect and is binding upon Borrower, its successors and assigns without any right or claim of offset or other sum due. Lender expressly reserves all rights against Borrower.

     IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date and year first written above.

XRG, INC.

By:	/s/	RICHARD FRANCIS

Print Name:		RICHARD FRANCIS

Title:	CHIEF EXECUTIVE OFFICER

KENNETH A. STEEL, JR.

/s/ KENNETH A. STEEL, JR.

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